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                                                                    EXHIBIT 23.1

                         CONSENT OF GRANT THORNTON LLP

     We have issued our report dated January 16, 1997, accompanying the financial statements of Theragenics Corporation for each of the three years in the period ended December 31, 1996 contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

                                          GRANT THORNTON LLP

Atlanta, Georgia

February 26, 1997